Exhibit 99.1
SPECIAL MEETING OF STOCKHOLDERS OF
OMNITURE, INC.
JANUARY 17, 2008
PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-OR-
TELEPHONE — Call toll free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER

ACCOUNT NUMBER

CONTROL NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2
PLEASE MARK YOUR VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	To approve the issuance of shares of Omniture common stock in connection with the merger contemplated by the Agreement and Plan of Reorganization dated October 25, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve the grant of discretionary authority to Omniture management to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors of Omniture. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” proposal 1 and “FOR” proposal 2.

In their discretion, the proxies identified herein are authorized to vote on such other matters of business as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting, please check the box at right.	☐
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OMNITURE, INC.
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 17, 2008
AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS OF OMNITURE, INC.
     The undersigned hereby appoints Joshua G. James, Michael S. Herring and Shawn J. Lindquist and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of Common Stock of Omniture, Inc. held of record by the undersigned on December 11, 2007, at the Special Meeting of Stockholders of Omniture, Inc. to be held on January 17, 2008 at 11:00 a.m. (Mountain Time) at its headquarters located at 550 East Timpanogos Circle, Orem, Utah 84097, or any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be marked, signed and dated on the reverse side)